As filed with the Securities and Exchange Commission on January 22, 2025

No. 333-281487

333-276700

333-267682

333-266056

 333-255090

333-238054

333-197494

333-189107

333-02822

033-73778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to:

Form S-3 Registration Statement No. 333-281487

Form S-3 Registration Statement No. 333-276700

Form S-3 Registration Statement No. 333-255090

Form S-3 Registration Statement No. 333-238054

Form S-3 Registration Statement No. 333-189107

Form S-3 Registration Statement No. 333-02822

Form S-3 Registration Statement No. 033-73778

Post-Effective Amendment No. 2 to:

Form S-3 Registration Statement No. 333-197494

Post-Effective Amendment No. 3 to:

Form S-3 Registration Statement No. 333-266056

Post-Effective Amendment No. 4 to:

Form S-3 Registration Statement No. 333-267682

UNDER THE SECURITIES ACT OF 1933

Vertex Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3439569
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Gemini Street, Suite 250,

Houston, Texas 77058

(866) 660-8156

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James P. Gregory

Secretary and General Counsel

1331 Gemini Street, Suite 250

Houston, Texas 77058

(866) 660-8156

(Name, Address, including Zip Code, and Telephone number, including area code, of Agent for Service)

With a copy to:

Matthew Pacey

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Vertex Energy, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to deregister any and all securities unsold, as of the date hereof, under the following Registration Statements on Form S-3 (the “Registration Statements”):

•	Registration Statement on Form S-3 (No. 333-281487), filed on August 12, 2024, registering the possible resale or other disposition, from time to time, of up to 3,077,263 shares of common stock par value $0.001 of the Company (the “Common Stock”) issuable upon exercise of warrants to purchase shares of the Company;

•	Registration Statement on Form S-3 (No. 333-276700), filed on January 26, 2024, registering the possible resale or other disposition, from time to time, by the selling stockholders named therein, of up to 1,000,000 shares of Common Stock issuable upon exercise of warrants to purchase shares of the Company;

•	Registration Statement on Form S-3 (No. 333-267682), originally filed on September 30, 2022 and amended on March 1, 2023, March 2, 2023, and May 9, 2023, registering the offer and sale from time to time in one or more offerings of up to $500,000,000 in aggregate amount of Common Stock, preferred stock, debt securities, warrants and units by the Company in accordance with the terms thereof;

•	Registration Statement on Form S-3 (No. 333-266056), originally filed on July 8, 2022 and amended on March 1, 2023 and March 2, 2023, registering 3,000,000 shares of Common Stock for the possible resale or other disposition, from time to time, by the selling stockholders named therein;

•	Registration Statement on Form S-3 (No. 333-255090), filed on April 7, 2021, registering the offer and sale from time to time in one or more offerings of up to $500,000,000 in aggregate amount of Common Stock, preferred stock, debt securities, warrants and units by the Company in accordance with the terms thereof;

•	Registration Statement on Form S-3 (No. 333-238054), filed on May 7, 2020, registering the possible resale or other disposition, from time to time, by the selling stockholders named therein, of up to 5,900,000 shares of Common Stock in accordance with the terms thereof;

•	Registration Statement on Form S-3 (No. 333-197494), originally filed on July 18, 2014 and amended on July 28, 2015, registering the sale by certain stockholders named therein of up to 2,700,000 shares of Common Stock;

•	Registration Statement on Form S-3 (No. 333-189107), originally filed on June 5, 2013 and amended on June 28, 2013, registering the offer and sale from time to time in one or more offerings of up to $25,000,000 in aggregate amount of Common Stock, preferred stock, warrants and units by the Company in accordance with the terms thereof;

•	Registration Statement on Form S-3 (No. 333-02822), originally filed with the Securities and Exchange Commission (the “SEC”) on March 27, 1996 and amended on May 10, 1996; and

•	Registration Statement on Form S-3 (No. 033-73778), originally filed with the SEC on January 4, 1994 and amended on February 4, 1994.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration by means of post-effective amendment, such post-effective amendments shall be effective upon filing of these Post-Effective Amendments. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby confirms that the Registration Statements are terminated and no longer effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, on January 22, 2025.

VERTEX ENERGY, INC.

By:	/s/ James P. Gregory
Name:	James P. Gregory
Title:	Secretary and General Counsel

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Act.